                                  Exhibit 3.1

                                         As amended by action of the Board of
                                         Directors of this Corporation on
                                         December 13, 1995


                                              /s/  Thomas P. Young
                                         --------------------------------------
                                         Thomas P. Young, Acting Secretary


                                     BYLAWS
                                       OF
                                   ACC CORP.
                            (a Delaware corporation)

                                   ARTICLE I

                                  STOCKHOLDERS


          Section 1.01  Annual Meeting.  The Annual Meeting of the stockholders
                        --------------
of this Corporation, for the purpose of electing Directors and transacting such other business as may come before the meeting, shall be held on such date, at such time and at such place as may be designated by the Board of Directors.

          Section 1.02  Special Meetings.  Special Meetings of the stockholders
                        ----------------
may be called at any time by the Chairman of the Board, or by the Chief Executive Officer, or by the President and Chief Operating Officer, or by a majority of the entire Board of Directors acting with or without a meeting. Special Meetings may be called for any purpose(s); however, the business transacted at any such Special Meeting shall be confined to the purposes set forth in the notice thereof.

          Section 1.03  Place of Meetings.  Meetings of stockholders shall be
                        -----------------
held at such place as the person or persons calling the meetings shall decide, unless the Board of Directors decides that a meeting shall be held at some other place and causes the notice thereof to so state.

          Section 1.04  Notices of Meetings.  Unless waived, a written, printed,
                        -------------------
or typewritten notice of each Annual or Special meeting, stating the date, hour and place and the purpose or purposes thereof shall be delivered or mailed to each stockholder of record entitled to vote or entitled to notice, not more than 60 days nor less than 10 days before any such meeting. If mailed, such notice shall be directed to a stockholder at his or her address as the same appears on the records of the Corporation. Notice shall not be required to be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after such meeting. The attendance of any stockholder at a meeting
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                                     - 2 -



without protesting, prior to the conclusion of the meeting, the lack of notice of such meeting, shall constitute a waiver of notice by him or her. If a meeting is adjourned to another time or place and such adjournment is for 30 days or less and no new record date is fixed for the adjourned meeting, no further notice as to such adjourned meeting need be given if the time and place to which it is adjourned are fixed and announced at such meeting. If, however, such adjournment exceeds 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of such adjourned meeting must be given to each stockholder of record entitled to vote at such meeting. In the event of a transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice on the transferee. Such notice shall specify the place where the stockholders list will be open for examination prior to the meeting if required by Section 1.08 hereof.

          Section 1.05  Fixing Date for Determination of Stockholders of Record.
                        -------------------------------------------------------
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If the Board shall not fix such a record date, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board of Directors shall adopt the resolution relating thereto. Determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 1.06  Organization.  At each meeting of the stockholders, the
                        ------------
Chairman of the Board, or in the absence of the Chairman of the Board, the Chief Executive Officer, or in the absence of both the Chairman of the Board and the Chief Executive Officer, the President and Chief Operating Officer, or, in the absence of all such officers, a Chairman chosen by a majority in interest of the stockholders present in person or by proxy and entitled to vote, shall act as Chairman, and the Secretary of the Corporation, or, if the Secretary of the Corporation not be present, the Assistant Secretary, or, in the absence of both such officers, any person whom the Chairman of the Meeting shall appoint, shall act as Secretary of the Meeting.

          Section 1.07  Quorum.  A stockholders' meeting duly called shall not
                        ------
be organized for the transaction of business unless a quorum is present. Except as otherwise expressly provided by law, the Certificate of Incorporation or these Bylaws, the presence in
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                                     - 3 -

person or by proxy of holders of record of shares of stock of the Corporation entitling them to exercise at least a majority of the voting power of the Corporation shall constitute a quorum for such meeting. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, a majority in voting interest of the stockholders present may adjourn, or, in the absence of a decision by the majority, any officer entitled to preside at such meeting may adjourn the meeting from time to time to such time (not more than 30 days after the previously adjourned meeting) and place as they (or he/she) may determine, without notice other than by announcement at the meeting of the time and place of the adjourned meeting. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

          Section 1.08  List of Stockholders.  The Secretary of the Corporation
                        --------------------
shall prepare and make a complete list of the stockholders of record as of the applicable record date entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class or series of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The Corporation shall be entitled for all purposes to rely on the address for any stockholder appearing on the records of its duly appointed transfer agent(s), unless a stockholder shall specifically file with the Secretary of the Corporation a written request that notices intended for such stockholder be mailed to a different address, in which case all notices shall be mailed to the address specified in such request.

          Section 1.09  Order of Business and Procedure.  The order of business
                        -------------------------------
at all meetings of the stockholders and all matters relating to the manner of conducting the meeting shall be determined by the Chairman of the Meeting, whose decisions may be overruled only by majority vote of the stockholders present and entitled to vote at the meeting in person or by proxy. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders, but it shall not be necessary to follow any manual of parliamentary procedure.

              Section 1.10  Voting.
                            ------

          (a) Each stockholder of any class or series of the capital stock of the Corporation shall, at each meeting of the stockholders, be entitled to such number of votes for each such share of capital stock as provided by the Certificate of Incorporation with respect to each such class or series of capital stock as shall have been held by and registered in the name of such stockholder on the books of the Corporation on the date fixed pursuant to these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, except as may otherwise be provided by statute or the Certificate of Incorporation.


          (b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

          (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by such stockholder's proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the Secretary of the Meeting in sufficient time to permit the necessary examination and tabulation thereof before the vote is taken; provided, however, that no proxy shall be valid after the expiration of three years after the date of its execution, unless the stockholder executing it shall have specified therein the length of time it is to continue in force. At any meeting of the stockholders at which a quorum is present, all matters, except as otherwise expressly required by law, the Certificate of Incorporation or these Bylaws, shall be decided by the vote of a majority of the shares present in person or by proxy and entitled to vote thereat and thereon. The vote at any meeting of the stockholders on any questions need not be by ballot, unless so directed by the Chairman of the Meeting or required by the Certificate of Incorporation; provided, however, that with respect to the election of
                  --------
Directors, any stockholder shall have the right to demand that such vote be taken by written ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, as the case may be, and it shall state the number of shares voted. Each proxy shall be revocable at the pleasure of the person executing it, or of such person's personal representative(s) or assign(s), except as otherwise provided by statute. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the stockholder who executed the proxy unless, before the authority is exercised, valid and sufficient written notice of an adjudication of such incompetence or of such death is received by the Secretary of the Corporation.

          Section 1.11  Inspectors.  The Board of Directors, in advance of any
                        ----------
meeting of the stockholders, may appoint one or more inspectors to act at the meeting. If inspectors are not so appointed, the person presiding at the meeting may appoint one or more inspectors. If any person so appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. The inspectors so appointed shall determine the number of shares outstanding, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies and shall receive votes, ballots, waivers, releases, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, waivers, releases, or consents, determine and announce the results and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.


                                   ARTICLE II

                               BOARD OF DIRECTORS


          Section 2.01  General Powers of Board.  The powers of the Corporation
                        -----------------------
shall be exercised, its business and affairs conducted, and its property controlled by the Board of Directors, except as otherwise provided by the law of Delaware or in the Certificate of Incorporation. Each Director shall be at least 21 years of age.

          Section 2.02  Number of Directors.  The number of Directors of the
                        -------------------
Corporation shall not be less than three, with the exact number of Directors to be such number as may be set from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors; provided,
                                                                 --------
however, that no decrease in the size of the Board shall serve to reduce the
-------
term of any Director then in office. As used in these Bylaws, the term "entire Board" means the total number of Directors which the Corporation would have if there were no vacancies. The initial number of Directors and the persons appointed as the initial Directors shall be as selected by the incorporator.

          Section 2.03  Election of Directors.  At each Annual Meeting of the
                        ---------------------
stockholders, and except as may otherwise be provided by the Certificate of Incorporation, Directors shall be elected by a plurality of the votes cast by the holders of shares of the Corporation's capital stock entitled to vote thereon for a term of one year, and shall hold office until the election and qualification of their successors, or until their earlier resignation or removal.

          Section 2.04  Nominations.  Nominations for the election of Directors
                        -----------
may be made by the Board of Directors or a committee thereof or by any stockholder entitled to vote for the election of Directors.

          Section 2.05  Resignations.  Any Director of the Corporation may
                        ------------
resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer, the President and Chief Operating Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 2.06  Vacancies.  In the event that any vacancy shall occur in
                        ---------
the Board of Directors, whether because of death, resignation, removal, newly created directorships resulting from any increase in the authorized number of Directors, the failure of the stockholders to elect the whole authorized number of Directors, or for any other reason, such vacancy shall be filled by the vote of a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy shall hold office until the next Annual Meeting of stockholders for the election of Directors, and until the election and qualification of his or her successor.

          Section 2.07  Removal of Directors.  Any or all of the Directors may
                        --------------------
be removed for cause or without cause only by a majority vote of all outstanding shares of stock.

          Section 2.08  Place of Meeting, etc.  The Board of Directors may hold
                        ---------------------
any of its meetings at the principal office of the Corporation or at such other place or places as the Board of Directors may from time to time designate. Directors may participate in any regular or special meeting of the Board of Directors or of any committee thereof by means of conference telephone or similar communications equipment pursuant to which all persons participating in any such meeting can hear each other and such participation shall constitute presence in person at any such meeting.

          Section 2.09  Regular Meetings.  A Regular Meeting of the Board of
                        ----------------
Directors shall be held following each Annual Meeting of Stockholders for the purpose of organizing the Corporation's affairs and the transaction of such other business as may properly come before such meeting. Other Regular Meetings of the Board of Directors may be held at such intervals and at such time as shall from time to time be determined by the Board of Directors. Once such determination has been made and notice thereof has been once given to each person then a member of the Board of Directors, such Regular Meetings may be held at such intervals and at the time(s) and place(s) so designated without further notice being given.

          Section 2.10  Chairman of the Board.  At the regular meeting of the
                        ---------------------
Board of Directors held following each Annual Meeting of the stockholders, the Board shall elect one of its members as Chairman of the Board, to serve at the pleasure of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall also perform such duties and may exercise such other powers as from time to time may be assigned by these Bylaws or by the Board of Directors.

          Section 2.11  Special Meetings.  Special meetings of the Board of
                        ----------------
Directors may be called at any time by the Chairman of the Board, by the Chief Executive Officer, by the President and Chief Operating Officer, or by a majority of Directors then in office, to be held on such day and at such time as shall be specified by the person or persons calling the meeting.

          Section 2.12  Notice of Meetings.  Notice of each Special Meeting or,
                        ------------------
where required, each Regular Meeting of the Board of Directors shall be deemed properly given to each Director either: (a) when mailed by first class mail, postage prepaid, to each Director, addressed to him or her at his or her residence or usual place of business, at least two days before the day on which such meeting is to be held; or (b) when sent to him or her at such address by telegraph, cable, telex, telecopier, facsimile or other similar means, or when delivered to him or her personally, or when given to him or her by telephone or other similar means, in any event at least 24 hours before the time at which such meeting is to be held. Such notice shall specify the place, date and time of the meeting; however, except as otherwise specifically required by these Bylaws, notice of any Regular or Special Meeting of the Board of Directors need not state the purpose or purposes of such meeting and, at any such meeting duly held, any business may be transacted. At any meeting of the Board of Directors at which every Director shall be present, even though without such notice, any business may be transacted. Any acts or proceedings taken at a meeting of the Board of Directors not validly called or convened may be made valid and fully effective by ratification at a subsequent meeting that has been validly called or convened. A written waiver of notice of a Special or Regular Meeting, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent of such notice, and attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except when the Director attends the meeting and prior to or at the commencement thereof protests the lack of proper notice to him or her, or that the meeting is not lawfully called or convened.

          Section 2.13  Quorum and Voting.  At all meetings of the Board of
                        -----------------
Directors, the presence of a majority of the Directors then in office shall constitute a quorum for the transaction of business; provided, however, that
                                                     --------  -------
such number may not be less than one-third of the entire Board. Except as otherwise required by law, the Certificate of Incorporation, or these Bylaws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. At all meetings of the Board of Directors, each Director shall have one vote.

          Section 2.14  Committees.  The Board of Directors may appoint an
                        ----------
Executive Committee, an Audit Committee, an Executive Compensation Committee, a Nominating and Organizational Development Committee, a Strategic Planning Committee and any other committee of the Board of Directors, each to consist of three or more Directors of the Corporation. Each such committee shall have and may exercise all of the powers and authority of the Board of Directors necessary and appropriate to the carrying out of its functions, except that no such
                                                      ------
committee shall have the power or authority:

          (a) To amend the Certificate of Incorporation or these Bylaws;

          (b) To adopt an agreement of merger or consolidation;

          (c) To recommend to the stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets;

          (d) To recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; nor

          (e) To declare a dividend or to authorize the issuance of stock unless the resolution creating such committee expressly so provides.

          The Executive Committee of the Board shall have the power and authority to act in lieu of the full Board of Directors as may be necessary in the intervals between Board meetings and as otherwise requested by the full Board, except as otherwise specifically circumscribed by the Delaware General Corporation Law, the Corporation's Certificate of Incorporation or these Bylaws.

          The Audit Committee of the Board shall periodically review the Corporation's auditing practices and procedures, make recommendations to management or to the Board of Directors as to any changes to such practices and procedures deemed necessary from time to time to comply with applicable auditing rules, regulations and practices, and recommend independent auditors for the Corporation to be elected by the stockholders. This Committee shall at all times consist solely of Directors who are not also employees or officers of the Corporation.

          The Executive Compensation Committee of the Board shall meet from time to time to set and review the compensation and benefits payable to the Corporation's officers and other senior executives, and, acting under the terms of the Corporation's Employee Long Term Incentive Plan and the Corporation's Employee Stock Purchase Plan, shall have exclusive authority to administer said Plans in all respects in accordance with their terms. This Committee shall at all times consist solely of Directors who are not also employees or officers of the Corporation.

          The Nominating and Organizational Development Committee of the Board shall meet from time to time to review the qualifications of and recommend to the Board the names of candidates both (1) to stand for election as Directors of the Corporation and (2) to fill vacancies that occur on the Board of Directors, as well as to develop long range management succession plans for the Corporation and to review the qualifications of and make recommendations to the Board of the names of candidates for Chief Executive Officer of the Corporation. The Chief Executive Officer shall be an ex officio member of this Committee.
                              ----------

          The Strategic Planning Committee of the Board shall meet from time to time to develop and review the Corporation's long range strategic business plans and goals and to recommend the same to the Board as necessary for approval and implementation. The Chairman of the Board shall be the Chairman of this Committee.

          Each such committee shall serve at the pleasure of the Board of Directors and shall be subject to the control and direction of the Board of Directors. In the absence of any member of any such committee, the members thereof present at any meeting may appoint a member of the Board of Directors previously designated by the Board of Directors as a committee alternate to act in the place of such absent member. Any such committee shall keep written minutes of its meetings and report the same to the Board of Directors at the next Regular Meeting of the Board of Directors.

          Section 2.15  Compensation.  The Board of Directors may, by resolution
                        ------------
passed by a majority of those in office, fix the compensation of Directors for service in any capacity and may fix fees for attendance at meetings and may authorize the Corporation to pay the traveling and other expenses of Directors incident to their attendance at meetings, or may delegate such authority to a committee of the Board of Directors. The Board of Directors shall fix the compensation of all officers of the Corporation who are appointed by the Board of Directors. The Board of Directors may authorize the Chief Executive Officer or the President and Chief Operating Officer to fix the compensation of such assistant and subordinate officers and agents as either of them is authorized to appoint and remove.

          Section 2.16  Action by Consent.  Any action required or permitted to
                        -----------------
be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

          Section 2.17  Director Emeritus.   From time to time, the Board may in
                        -----------------
its discretion designate a Director who elects to retire from the Board, on or after reaching age 70, as a Director Emeritus. A Director Emeritus shall be invited to attend all Board meetings as an ex officio member of the Board
                                           ----------
without a vote and shall be entitled to receive the annual retainer fees then paid to the Directors of this Corporation, until reaching age 75.


                                  ARTICLE III

                                    OFFICERS


          Section 3.01  General Provisions.  The officers of the Corporation
                        ------------------
shall be the Chief Executive Officer, the President and Chief Operating Officer, such number of Vice Presidents as the Board of Directors may from time to time determine, a Secretary and a Treasurer. Any person may hold any two or more offices and perform all the duties thereof. The Board of Directors may also elect a Chief Financial Officer, a Controller and such other officers as it may determine.

          Section 3.02  Election, Terms of Office, and Qualification.  The
                        --------------------------------------------
officers of the Corporation named in Section 3.01 of this Article III shall be elected by the Board of Directors for an indeterminate term and shall hold office at the pleasure of the Board of Directors.

          Section 3.03  Additional Officers, Agents, etc.  In addition to the
                        --------------------------------
officers mentioned in Section 3.01 of this Article III, the Corporation may have such other officers or agents as the Board of Directors may deem necessary and may appoint, each of whom shall hold office for such period, have such authority and perform such duties as may be provided in these Bylaws as the Board of Directors may from time to time determine. The Board of Directors may from time to time delegate to the Chief Executive Officer or the President and Chief Operating Officer the power to appoint any subordinate officers or agents and prescribe the powers and duties thereof. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate the powers and duties of such officer, in whole or in part, to any other officer, or to any Director.

          Section 3.04  Removal.  Any officer of the Corporation may be removed,
                        -------
either with or without cause, at any time, by resolution adopted by the Board of Directors at any meeting. Any officer appointed not by the Board of Directors but by an officer or committee to which the Board of Directors shall have delegated the power of appointment may be removed, with or without cause, by the Board of Directors, by the committee that or superior officer (including successors) who made the appointment, or by any committee or officer upon whom such power of removal may be conferred by the Board of Directors.

          Section 3.05  Resignations.  Any officer may resign at any time by
                        ------------
giving written notice to the Board of Directors, or to the Chairman of the Board, the Chief Executive Officer, the President and Chief Operating Officer, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 3.06  Vacancies.  A vacancy in any office because of death,
                        ---------
resignation, removal, disqualification, or otherwise, shall be filled in the manner prescribed in these Bylaws for regular appointments or elections to such office.

                                  ARTICLE IV

                             DUTIES OF THE OFFICERS


          Section 4.01  Chief Executive Officer.  The Chief Executive Officer
                        -----------------------
shall have general charge of and be primarily responsible for the conduct of the business of the Corporation, including long-range planning and strategic analyses of the Corporation's future growth and direction, and subject to the Board's approval, establishing the general business policies and goals of the Corporation. During the absence or disability of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President and Chief Operating Officer is required, the Chief Executive Officer shall possess the same power as the President and Chief Operating Officer to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President and Chief Operating Officer, the Chief Executive Officer shall exercise all the powers and discharge all the duties of the President and Chief Operating Officer. The Chief Executive Officer shall also perform such duties and may exercise such other powers as from time to time may be assigned by these Bylaws or by the Board of Directors.

          Section 4.02  President and Chief Operating Officer.  The President
                        -------------------------------------
and Chief Operating Officer shall, subject to the control of the Board and the Chief Executive Officer, have general supervision of the day-to-day operation and administration of the business of the Corporation, together with such other duties and such other powers as from time to time may be assigned by the Board of Directors or the Chief Executive Officer. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors, or the Chief Executive Officer. In the absence or disability of both the Chairman of the Board and of the Chief Executive Officer, the President and Chief Operating Officer shall preside at all meetings of the shareholders and the Board of Directors.

          Section 4.03  Vice Presidents.  The Vice Presidents shall perform such
                        ---------------
duties as are conferred upon them by these Bylaws or as may from time to time be assigned to them by the Board of Directors, the Chief Executive Officer or the President and Chief Operating Officer. Any one of the Vice Presidents may be designated by the Board of Directors as an Executive Vice President, and the Board may also from time to time designate one or more of the Vice Presidents as Senior Vice Presidents in the exercise of its sole discretion. At the request of the Chief Executive Officer, in the absence or disability of the President and Chief Operating Officer, the Executive Vice President shall perform all the duties and have all the powers of the President and Chief Operating Officer. If there be no Executive Vice President, the Vice President designated by the Board of Directors shall perform such duties and exercise such functions. Each Vice President shall have such other powers and duties as may from time to time be properly prescribed by the Board of Directors, the Chief Executive Officer, or the President and Chief Operating Officer.

          Section 4.04  Treasurer.  The Treasurer shall keep correct and
                        ---------
complete books and records of account for the Corporation. Subject to the control and supervision of the Board of Directors and the Chief Executive Officer, or such other officer as any of them may designate, the Treasurer shall establish programs for the provision of the capital required by the Corporation, including negotiating the procurement of capital and maintaining adequate sources for the Corporation's current borrowings from lending institutions. He shall maintain banking arrangements to receive, have custody of and disburse the funds and securities of the Corporation. He shall invest the funds of the Corporation as required, and establish and coordinate policies for investment in pension and other similar accounts due the Corporation. The Treasurer shall have such other powers and duties as may from time to time be properly prescribed by the Board of Directors, the Chief Executive Officer, the President and Chief Operating Officer, or the Chief Financial Officer.

          Section 4.05  Secretary.  The Secretary shall attend all meetings of
                        ---------
the Board of Directors and of the stockholders, and shall record all votes in the Minutes of all such proceedings in a book to be maintained for such purpose. The Secretary shall give or cause to be given a notice of all meetings of stockholders and of the Board of Directors. The Secretary shall be the custodian of the seal of the Corporation and shall affix the seal to any instrument when authorized by the Board of Directors. The Secretary shall keep all the documents and records of the Corporation, as required by law or otherwise, in a proper and safe manner. The Secretary shall have such other powers and duties as may from time to time be properly prescribed by the Board of Directors, the Chief Executive Officer or the President and Chief Operating Officer.

          Section 4.06  Chief Financial Officer.  The Board of Directors may
                        -----------------------
appoint a Chief Financial Officer. Subject to the control and supervision of the Board of Directors and the Chief Executive Officer, the Chief Financial Officer shall have general charge of establishing and overseeing all financial and accounting policies and matters of the Corporation. The Chief Financial Officer shall also have such other powers and duties as may from time to time be properly prescribed by the Board of Directors or the Chief Executive Officer.

          Section 4.07  Controller.  The Board of Directors may appoint a
                        ----------
Controller. Subject to the control and supervision of the Board of Directors, the Chief Executive Officer, or such officer as either of them may designate, the Controller shall establish, coordinate and administer an adequate plan for the financial control of operations, including profit planning, programs for capital investing and for financing, sales forecasts, expense budgets and cost standards, together with the necessary procedures to effectuate such plans. The Controller shall compare performance with operating plans and standards and shall report and interpret the results of operations to all levels of management.

                                   ARTICLE V

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS


          Section 5.01  Mandatory Indemnification.  The Corporation shall
                        -------------------------
indemnify any officer or Director of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the Corporation), by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.
A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

          Section 5.02  Court-Approved Indemnification.  Anything contained in
                        ------------------------------
these Bylaws or elsewhere to the contrary notwithstanding:

          (a) The Corporation shall not indemnify any officer or Director of the Corporation who was a party to any completed action or suit instituted by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee or agent of another Corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for gross negligence or intentional misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Chancery or such other court shall deem proper; and

          (b) The Corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this
Section 5.02.

          Section 5.03  Indemnification for Expenses.  Anything contained in
                        ----------------------------
these Bylaws or elsewhere to the contrary notwithstanding, to the extent that an officer or Director of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the Corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

          Section 5.04  Determination Required.  Any indemnification required
                        ----------------------
under Section 5.01 and not precluded under Section 5.02 shall be made by the Corporation only upon a determination that such indemnification of the officer or Director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (a) by a majority vote of a quorum consisting of Directors of the Corporation who were not and are not parties to any such action, suit or proceedings, or (b) if such a quorum is not obtainable or if a majority of a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders, or (d) by the Court of Chancery of the State of Delaware or (if the Corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any. Any such determination may be made by a court under division (d) of this Section 5.04 at any time (including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested Directors under division
(a) or by independent legal counsel under division (b) or by the stockholders under division (c) of this Section 5.04); and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested Directors under division (a) or by independent legal counsel under division (b) or by stockholders under division
(c) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested Directors under division (a) or by independent legal counsel under division (b) of this
Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the Corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within twenty days after receipt of such notification such person shall have the right to petition the Court of Chancery of the State of Delaware or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

          Section 5.05  Advances for Expenses.  Expenses (including, without
                        ---------------------
limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in
Section 5.01 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or Director promptly as such expenses are incurred by him, but only if such officer or Director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

          (a) If it shall ultimately be determined as provided in Section 5.04 that he is not entitled to be indemnified by the Corporation as provided under
Section 5.01; or

          (b) If, in respect of any claim, issue or other matter asserted by or in the right of the Corporation in such action or suit, he shall have been adjudged to be liable for gross negligence or intentional misconduct in the performance of his duty to the Corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

          Section 5.06  Article V Not Exclusive.  The indemnification provided
                        -----------------------
by this Article V shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Certificate of Incorporation or any Bylaw, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or Director of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          Section 5.07  Insurance.  The Corporation may purchase and maintain
                        ---------
insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Directors, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article V.

              Section 5.08  Certain Definitions.  For purposes of this Article
                            -------------------
V, and as examples and not by way of limitation:

          (a) A person claiming indemnification under this Article V shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or the matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in his vindication); and

          (b) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" within the meaning of that term as used in this Article V.

          Section 5.09  Venue.  Any action, suit or proceeding to determine a
                        -----
claim for indemnification under this Article V may be maintained by the person claiming such indemnification, or by the Corporation, in the Court of Chancery of the State of Delaware. The Corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Chancery of the State of Delaware in any such action, suit or proceeding.

          Section 5.10  Contractual Nature.  The foregoing provisions of this
                        ------------------
Article V shall be deemed to be a contract between the Corporation and each Director and officer who serves in such capacity at any time while this Section
5.10 is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.


                                  ARTICLE VI

                           SHARES AND THEIR TRANSFER


          Section 6.01  Certificate for Shares.  Every owner of one or more
                        ----------------------
shares in this Corporation shall be entitled to a certificate, which shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares in the Corporation owned by such person. When such certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers may be facsimile, engraved, stamped or printed. The certificates for the respective classes of such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President and Chief Operating Officer, or a Vice President and by the Secretary or the Treasurer. A record shall be kept of the name of the person, firm, or corporation owning the shares represented by each such certificate and the number of shares represented thereby, the date thereof and in case of cancellation, the date of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificates until such certificates shall have been so canceled. In case any officer who has signed, or whose facsimile signature has been placed upon a certificate, shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer at the date of issue.

          Section 6.02  Lost, Destroyed or Mutilated Certificates.  If any
                        -----------------------------------------
certificates for shares in this Corporation become worn, defaced, or mutilated but are still substantially intact and recognizable, the Directors, upon production and surrender thereof, shall order the same canceled and shall issue a new certificate in lieu of same. The holder of any shares in the Corporation shall immediately notify the Corporation if a certificate therefor shall be lost, destroyed, or mutilated beyond recognition, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost or destroyed or mutilated beyond recognition. Unless otherwise provided by the Board of Directors or an officer of the Corporation, the owner of the certificate which has been lost, destroyed, or mutilated beyond recognition, or his legal representative, shall give the Corporation a bond in such sum and with such surety or sureties as may be required to adequately indemnify the Corporation against any claim that may be made against it on account of the alleged loss, destruction, or mutilation of any such certificate. The Board of Directors may, however, in its discretion, refuse to issue any such new certificate pending the resolution of any legal proceedings involving such certificate or the loss, destruction or mutilation thereof.

          Section 6.03  Transfers of Shares.  Transfers of shares in the
                        -------------------
Corporation shall be made only on the books of the Corporation by the registered holder thereof, his or its legal guardian, executor, or administrator, or by his or its attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent appointed by the Board of Directors, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by properly executed stock powers (and any requested signature guarantees) and evidence of the payment of all taxes imposed upon such transfer. The person in whose name shares stand on the books of the Corporation shall, to the full extent permitted by law, be deemed the owner thereof for all purposes as regards the Corporation, and the Corporation shall not be bound to recognize any equitable or other claim or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by statute.

          Section 6.04  Stock Ledgers.  The stock ledgers of the Corporation
                        -------------
containing the names and addresses of the stockholders and the number of shares held by them respectively shall be maintained at the principal offices of the Corporation, or, if there be a transfer agent, at the office of such transfer agent as the Board of Directors shall determine.

          Section 6.05  Regulations.  The Board of Directors may make such rules
                        -----------
and regulations as it may deem expedient and not inconsistent with these Bylaws concerning the issue, transfer, and registration of certificates for shares in the Corporation. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.


                                  ARTICLE VII

                                   FINANCES


          Section 7.01  Dividends.  Subject to any statutory provisions,
                        ---------
dividends upon the capital stock of the Corporation may be declared by the Board of Directors, payable on such dates as the Board of Directors may designate.

          Section 7.02  Reserves.  Before the payment of any dividend, there may
                        --------
be set aside out of the funds of the Corporation available for dividends, such sum or sums as the Board of Directors may from time to time in its absolute discretion deem proper as a reserve to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall deem conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserve in the manner in which it was created.

          Section 7.03  Bills, Notes, etc.  All checks or demands for money and
                        -----------------
notes or other instruments evidencing indebtedness or obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.


                                 ARTICLE VIII

                                   DIVISIONS


          Section 8.01  Creation of Divisions.  The Board of Directors may from
                        ---------------------
time to time create Divisions of the Corporation as operational units of the Corporation, and may set apart to such Divisions such aspects or portions of the business, affairs and properties of the Corporation as the Board of Directors may from time to time determine.

          Section 8.02  Division Officers.  The Board of Directors of the
                        -----------------
Corporation may appoint as officers of a Division a President, one or more Vice Presidents, a Secretary, a Treasurer and any other officers, all of whom shall serve at the pleasure of the Board of Directors. The same person may hold two or more offices of a Division, and any person holding an office of a Division may also be elected an officer of the Corporation. The officers and all other persons who shall serve a Division in the capacities set forth in this Article are hereby appointed agents of the Corporation with the powers and duties herein set forth; provided, however, that the authority of said agents shall be limited to matters related to the properties, business and affairs of the Division and shall not extend to any other portion of the properties, business and affairs of the Corporation. The Board of Directors may from time to time authorize the Chief Executive Officer or the President and Chief Operating Officer of the Corporation to appoint and remove all such Divisional officers and agents and to prescribe their respective powers and duties.

          Section 8.03  Division President.  The President of a Division shall
                        ------------------
be the Chief Executive Officer of the Division and shall have the responsibility for the general management of the affairs of the Division, subject to the direction of the Board of Directors and the President and Chief Operating Officer of the Corporation. He shall see that all orders, instructions, policies and resolutions of the Board of Directors, the Chief Executive Officer and the President and Chief Operating Officer of the Corporation relating to the business and affairs of the Division are carried into effect.

          Section 8.04  Division Secretary.  The Division Secretary shall have
                        ------------------
the custody of such books and papers, shall maintain such records and shall have such other powers and duties as may from time to time be properly prescribed by the Board of Directors, the Chief Executive Officer and the President and Chief Operating Officer of the Corporation and by the Division President.

          Section 8.05  Division Treasurer.  Subject to the direction of the
                        ------------------
Treasurer of the Corporation and the Division President, the Division Treasurer shall have custody of the funds and securities of the Division, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Division, shall deposit all monies and other valuable effects in the name and to the credit of the Division in such depositories as may be designated by the Board of Directors and shall have such other powers and duties as may from time to time be properly prescribed by the Board of Directors, the Chief Executive Officer, the President and Chief Operating Officer of the Corporation and by the Division President.

                                  ARTICLE IX

                                     SEAL


          Section 9.01  Seal.  The Board of Directors may provide a corporate
                        ----
seal, which shall be circular and contain the name of the Corporation engraved around the margin and the words "corporate seal," the year of its organization, and the word "Delaware."


                                   ARTICLE X

                                  AMENDMENTS


          Section 10.01  Power to Amend.  These Bylaws may be adopted, altered,
                         --------------
amended or repealed by the affirmative vote of the holders of at least 80% of the issued and outstanding shares of this Corporation's Common Stock. The Board of Directors shall also have the power to adopt, alter, amend or repeal these Bylaws by a majority vote of the entire Board of Directors at any meeting thereof, subject to the right of the holders of this Corporation's Class A Common Stock to adopt, alter, amend or repeal these Bylaws as aforesaid.